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                                                EXHIBIT 23.1












INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Advance Ross Corporation on Form S-8 of our report dated March 13, 1995, appearing in the Annual Report on Form 10-K of Advance Ross Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP


Chicago, Illinois
October 3, 1995